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                                                              Exhibit 10.23

                     CONFIDENTIAL TREATMENT REQUESTED

KING WORLD PRODUCTIONS, INC.
1700 BROADWAY
NEW YORK, NEW YORK 10019


                                                Dated as of October 1, 1991


Mr. William Bernstein, President
Orion Pictures Corporation
1325 Avenue of the Americas
New York, New York 10019


          Re: "Hollywood Squares"
               _________________

Dear Bill:

          This letter, when executed on behalf of Orion Pictures Corpora-tion ("Orion") and King World Productions, Inc. ("KW"), shall constitute an agreement between Orion and KW in connection with the rights in and to the television series entitled "Hollywood Squares", on the following terms and conditions:

          1. (a) As used herein, the "Rights" shall mean all trademarks, service marks, copyrights, underlying rights, and all right, title, and interest of any kind whatsoever in and to the property known as "Hollywood Squares" (the "Series"), including, without limitation, the content, format, title, set, set design, components, game rules, scripts, and all appearances and depictions thereof and all of such rights necessary or desirable to create and exploit new episodes and/or properties based in whole or in part thereon and to advertise, promote and market same, by any and all means, as well as all rights ancillary thereto, throughout the world in any and all media.

               (b) Orion hereby sells, grants and transfers to KW all of the Rights throughout the world exclusively and irrevocably (subject to the provisions of Paragraph 8 below). At KW's request, Orion shall execute a copyright assignment and such other documents as reasonably required to evidence the transfer hereunder and both parties shall execute whatever further instruments are reasonably necessary to effectuate the intent of this agreement including, without limitation, a security agreement in the form attached hereto as Exhibit A, granting Orion a security
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interest in the Rights to the extent of (i) KW's obligations to pay Orion a share of Net Profits in accordance with Paragraph 3 below and (ii) the possible reversion of the Rights to Orion in accordance with Paragraph 8 below. Promptly upon execution of this agreement, Orion shall arrange, at its sole expense, to deliver to KW (at a place within the United States designated by KW) all existing elements of the Series necessary or desir-able for KW to exercise the Rights, including without limitation, all available promotional materials and scripts, relevant contracts, game questions, residual schedules, and the Series set. The Series set shall be made available to KW where it is presently stored and KW shall be responsi-ble for all costs of the transportation from such location, as well as, if KW so elects, insurance and rehabilitation of the Series set (which costs shall be recoupable by KW as a development cost pursuant to Paragraph 4(c) below).

               (c) Notwithstanding anything to the contrary contained herein, the Rights shall not include the rights to distribute, in whole or in part, the negatives and/or mastertapes (or copies made therefrom) of the television episodes of the Series existing as of the date hereof (the "Existing Episodes"), but such rights in and to the Existing Episodes shall not be exploited in any manner or media by Orion anywhere in the world except for Orion's issuance of licenses for the use of photographs from the Existing Episodes and except for an existing license from Orion to USA Network ("USA") for basic cable broadcast of the Existing Episodes in the United States for a term expiring December 31, 1992, subject to USA's options as set forth in those provisions of the USA license annexed hereto as Exhibit B. Orion warrants and represents that: (i) such license to USA is the only existing license agreement with respect to the Existing Episodes, and (ii) USA is not entitled, as a matter of contract, to injunctive relief of any nature in the event Orion, is in breach of the USA license. Orion shall use its best efforts to negotiate an agreement with USA giving Orion the option, in exchange for a reasonable payment consis-tent with industry standards (the "Option Payment"), to terminate USA's exclusivity (but not necessarily USA's telecast rights) with respect to telecasts of the Series, as of August 15, 1992 (the "USA Termination Option"). Orion shall consult with KW regarding such negotiations and agreement and, if such agreement is concluded, then at KW's election, Orion shall exercise the USA Termination Option; provided, however, that upon such exercise, KW shall reimburse Orion for the Option Payment.

               (d) Orion warrants and represents that it has entered into the following existing license agreements with respect to format rights in the Series (the "Existing Format
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Licenses") and that such Existing Format Licenses are the only format licenses existing for the Series:

                    (i)  license to Fremantle International Inc.
("Fremantle") for television broadcast in Spain for a term expiring March
4, 1993;

                    (ii) license to Fremantle for television broadcast in Italy for a term expiring September 30, 1993; and

                    (iii) license to Reg Grundy Productions, Inc. ("RGP") as set forth in a letter from Irwin Moss of Orion to RGP's attorney, Richard Barovick, dated May 1, 1990 and a letter from Barovick to Moss dated June 13, 1990 (the "RGP Agreement") pursuant to which, inter alia, RGP is authorized for a period of two years from the date thereof to enter into format arrangements for the Series on behalf of Orion throughout the world excluding the United States, Canada, Spain and Italy.

Notwithstanding anything to the contrary contained herein, the Rights shall not include the rights granted to Fremantle and RGP pursuant to the Existing Format Licenses during their respective terms set forth above. Upon termination of each such Existing Format License, the rights granted by Orion therein shall revert to KW and constitute part of the Rights hereunder; provided, however, that the Rights shall include all of Orion's rights with respect to the Series under the RGP Agreement as of the date hereof, and Orion hereby assigns to KW all of its right, title, and interest in the RGP Agreement to the extent relating to the series.

               (e) With respect to Series game questions, KW shall be entitled to utilize only game questions available to Orion from the Existing Episodes produced between 1986 through 1989 (the "Existing Questions"). The rights in and to all other Series game questions shall be frozen and shall not be exploited by Orion. KW acknowledges that its use of the Existing Questions might be subject to KW's payment of residuals (in no greater amounts than Writers Guild of America scale payments) in accor-dance with the residuals summary schedule prepared by Orion and annexed as Exhibit C hereto. KW further acknowledges that pursuant to the IJE License (as defined in Paragraph 1(g) below), Orion has made certain Series game questions available to IJE.

               (f) KW acknowledges that in the event it produces new episodes of the Series for exploitation in the United States, KW shall pay a royalty in the amount of [****] per strip of five original new Series
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episodes to Four Star International ("Four Star"), pursuant to an agreement between Four Star and Orion dated March 11, 1970 and annexed as Exhibit D hereto.

               (g) With respect to merchandising rights in and to the Series, Orion warrants and represents that its exclusive merchandising agent, Creative Licensing Corporation ("CLC"), has entered into an existing license agreement for electronic games with I.J.E. (the "IJE License", a copy of which is annexed as Exhibit E hereto), that the IJE License is the only existing license with respect to merchandising of any rights in the Series, and that the IJE License expires in September 1993. The Rights shall include, without limitation, all of Orion's rights with respect to the IJE License as of the date hereof, and Orion hereby assigns to KW all of its right, title and interest in the IJE License. KW accepts such assignment and agrees to assume Orion's obligations commencing on the date hereof pursuant to the IJE License. KW acknowledges that pursuant to an oral agreement between CLC and Orion, CLC is entitled to a commission equal to [30%] of Orion's revenue pursuant to the IJE License, and KW agrees that CLC shall be entitled to deduct such commission from the revenues it receives pursuant to the IJE License, prior to remittance to KW of the balance of such revenues.

               (h) With respect to the theme music for the Existing Episodes produced between 1986 through 1989 (the "Theme"), Orion warrants and represents that the Theme was composed by Stormy Sacks ("Composer") as a work-for-hire for Orion, and that pursuant to the agreement between Orion and Composer (the "Theme Agreement", a copy of which is attached hereto as Exhibit F), in the event KW utilizes the Theme in the production of new episodes of the Series, Composer is entitled to receive credit for such use, public performance fees (payable through the applicable performing rights society from the telecaster), and the composer's share (fifty percent) of a fair and reasonable synchronization fee for such use. The publisher's share (fifty percent) of such synchronization fee is owned by Orion Music Publishing ("OMP"). The Rights shall include, without limita-tion, all of OMP's rights in the Theme and Orion hereby assigns same to KW, along with all of Orion's and OMP's right, title and interest in the Theme Agreement.

          2. Orion acknowledges, warrants and represents that the Rights transferred hereunder shall include, without limitation, all rights (except as otherwise specifically excluded from the Rights and/or subject to restriction, all as set forth in Paragraph 1 above) in and to the Series necessary for KW, as it determines in its sole discretion, (a) based on the Series and/or the elements thereof, to create, produce, and/or manufacture new Series episodes and/or productions, programs, merchandising,
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commercial tie-ins, and properties, as well as advertising, marketing and promotion thereof, in any and all media now known or hereafter existing throughout the world (individually and collectively, the "Series Product"), and (b) to exploit the Series Product, including without limitation, selling, licensing, exhibiting and/or arranging for the exploitation of any and all Series Product in any territories throughout the world in any manner or media now known or hereafter existing, including, without limitation, on all forms of television or similar transmissions, video disc, cassette, theatrically, non-theatrically and through merchandising (the "Distribution Rights").

          3. As full consideration for the rights granted, agreements, warranties and representations made, and the full performance hereof by Orion, KW shall pay Orion an amount equal to [****] of KW's "Net Profits" (as defined below) from its exploitation of the Rights. KW shall pay Orion, as a non-refundable advance against Orion's share of KW's Net Profits, the amount of [****], which shall be payable on full execution of this agreement (the "Advance"). Orion warrants and represents that it has negotiated this agreement as an arm's-length transaction and that, to the best of its knowledge after a thorough assessment of the market for the Rights, the consideration to be paid by KW hereunder represents at least the fair market value of the Rights.

          4. "Net Profits" as used herein shall mean all sums or other consideration actually received by or credited to KW (or its subdistributors and subsidiaries) from the exploitation of the Rights from all sources (including, without limitation, recoveries from claims, lawsuits or proceedings against third parties, net of the costs and expenses thereof), less refunds and security or deposits subject to refund ("Gross Receipts") and after deduction of the following: (a) the amount of [****] of such receipts as a distribution fee to KW in all media (except that if KW engages a non-affiliated subdistributor with respect to home video distribution, the distribution fee shall be the distribution fee charged by such subdistributor plus an override to KW of [****] of the applicable receipts on which such subdistributor's fees is calculated), which distribution fee shall be inclusive of fees payable to any subdistributors engaged by KW, (b) the amount of direct out-of-pocket distribution expenses paid by KW or incurred by KW and which KW reasonably anticipates to be paid within six months following the issuance of the accounting statement on which such expense is deducted, including, without limitation, direct out-of-pocket advertising, promotion and other third party distribution expenses and residuals, reuse fees, royalties or other compensation payable by KW to third parties on account of such
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exploitation, and (c) the amount of the development and production costs paid by KW to produce Series Product in any format (but not including any overhead or production fees to KW), together with interest thereon from the time expended, at the prime rate from time to time in effect at The Bank of New York, New York, all applied on a cross-collateralized basis among Distribution Rights for all Series Product hereunder. In no event shall KW be required to include in Gross Receipts any revenue of its subdistributors unless and until KW is actually paid with respect thereto. With respect to revenue received by KW's subdistributors, the amount of KW's distribution fee shall be based on revenues collected by such subdistributors at their source.

          5. Within sixty (60) days after the close of each quarterly period in which KW receives Gross Receipts ending on November 30, February 28, May 31, and August 31 of each year, commencing with the first exploita-tion by KW of the Rights hereunder, KW shall furnish to Orion a written statement which reflects in reasonable detail the amounts, if any, payable to Orion pursuant to Paragraph 4 above, and following recoupment by KW of the Advance from Orion's share of such Net Profits, KW shall send Orion with such statements a check payable to Orion in the appropriate amount of any such share of Net Profits. Each statement shall be deemed accepted by Orion unless Orion notifies KW in writing within two years from the date of such statement setting forth its specific objections thereto. Any such objections shall be deemed waived unless within three years following the date of the applicable statement such objections are settled or Orion commences a lawsuit to contest such statement. Orion or its designated representative shall have the right, at KW's usual place of business, during business hours and on reasonable notice to KW (but in no event more than once annually), to audit KW's books and records to confirm the accuracy of any such statements not otherwise deemed accepted or with respect to which any objections are not waived as set forth above. Orion shall promptly furnish KW with a copy of any audit report and KW shall pay the reasonable costs of such audit if such audit reveals an error of at least 10% in KW's favor.

          6. Orion warrants and represents that: (a) it is duly autho-rized, and it has the requisite right, power, and authority, to enter into and to perform this agreement, and it owns or controls all of the Rights hereunder; (b) to the extent of KW's rights in the elements thereof, the Existing Episodes were produced in accordance with all applicable laws and agreements, and all contracts, and rules and regulations of labor organiza-tions having jurisdiction thereover; (c) except as specifically provided herein, no residuals, reuse fees, or other payments or compensation shall
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be due or payable, arising out of the exploitation by KW of the Rights hereunder; (d) the exploitation of the Rights by KW hereunder shall not violate or infringe the copyright, trademark, patent, literary, intellec-tual or similar rights, or rights of privacy or publicity, or any other rights whatsoever, of any party; (e) there are no existing claims or, to the best of its knowledge, threatened claims by any party affecting the Rights hereunder; (f) except as specifically set forth in Paragraph 1 above, there are no liens or encumbrances to the Rights hereunder; (g) except as specifically set forth in Paragraph 1 above, it has not taken any action or granted any rights adversely affecting and/or in any way encum-bering the Rights hereunder and it will not take any action or grant any rights inconsistent with the grant of rights hereunder; and (h) except as specifically excluded from the Rights pursuant to Paragraph 1 above, the Rights hereunder constitute all rights, title and interest in and to the Series. Without limitation of the warranties and representations made above, Orion has advised KW that Orion granted Manufacturers Hanover Trust Company ("MHTC"), as agent for Hanover Trust Co. ("HTC"), a security interest (the "Security Interest") on various properties of Orion including the Series pursuant to, without limitation, a security agreement dated December 17, 1987 and a so-called "Second Amended and Restated Credit Agreement" dated as of July 27, 1990 (such documents, together with any other documents relating to the Security Interest, to be referred to collectively as the "MHTC Security Agreement"). Orion represents and warrants to KW that pursuant to the MHTC Security Agreement (i) Orion has the right to sell and transfer the Rights to KW as provided in this agree-ment, free and clear of the Security Interest, (ii) upon the sale and transfer of the Rights to KW pursuant to this Agreement, the Security Interest will attach solely to Orion's rights pursuant to this agreement and the proceeds herefrom payable to Orion, and (iii) MHTC's and HTC's rights thereunder, even in the event of a default by Orion of its obliga-tions to MHTC and/or HTC, shall not adversely affect or in any way encumber KW's rights pursuant to this agreement.

          7. KW warrants and represents that: (a) it is duly authorized, and it has the requisite right, power and authority to enter into and to perform this agreement, (b) with respect to its production and exploitation of Series Product, it shall assure compliance with those obligations as specifically set forth in Paragraphs 1(e), 1(f), 1(g), and 1(h) above and
(c) as between it and Orion, it shall be solely responsible for all costs and obligations in connection with its production and/or exploitation of Series Product; provided, however, that such costs and obligations shall not include any costs or obligations assumed or created by or under the authority of Orion, unless KW has specifically agreed to same in this agreement.
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          8.   KW shall use its best endeavors in accordance with its sole business judgment to exploit the Rights. Nothing contained in this agreement, however, shall require KW to exploit the Rights or to create any Series Product and KW makes no guarantee as to the amount of Net Profits, if any, payable to Orion hereunder. Notwithstanding the foregoing, in the event KW does not exploit any Series Product in the television medium prior to the date seven years following the date hereof, or following such initial exploitation, during any consecutive six year period thereafter, then upon written notice from Orion, and provided that at the time of such written notice KW has not commenced or resumed the exploitation of any Series Product in the television medium, Orion shall have the right to terminate KW's rights hereunder. In the event of such termination, KW shall not produce any new Series Product nor shall KW engage in any further exploitation of Distribution Rights, and the Rights shall revert to Orion; provided, however, that such termination shall not affect KW's rights to collect and retain revenue in accordance with this agreement (and subject to KW's obligation to account to Orion pursuant to Paragraph 5 above) from any prior existing exploitation of Distribution Rights (so long as the duration of the terms thereof are within customary industry parameters) and Orion shall not thereby acquire any rights in or to any Series Product produced or created by KW pursuant to this agreement.

          9. Each party hereto (the "indemnitor") shall indemnify and hold harmless the other (the "indemnitee") from and against any and all loss, damage, liability, cost and expense (including reasonable attorneys' fees and court costs) incurred by the indemnitee as a result of, arising out of, or in connection with a breach by the indemnitor of any representa-tion or warranty contained in this agreement or the failure by the indemni-tor to perform any agreement, act or other obligation, required to be performed by the indemnitor pursuant to this agreement. KW's indemnifica-tion of Orion shall extend, without limitation, (i) to any new materials added to the Series or the Rights hereunder, and (ii) to breaches by KW of the third party obligations it is assuming pursuant to Paragraphs 1(e), 1(f), 1(g) and 1(h) above.

          10. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements to be wholly performed therein, and the parties hereby submit to the exclusive jurisdiction of the Federal and State courts located in New York City to adjudicate any dispute hereunder. Orion acknowledges that the rights granted to KW hereunder are of a unique and special nature, such that orion's breach of this agreement would cause irreparable harm to KW
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which could not be compensated solely by money damages and, therefore, without limitation of any rights or remedies otherwise available, KW shall have the right to obtain injunctive and other equitable relief to prevent such breach by Orion. In the event of a breach of the agreement by KW, other than a breach following termination by Orion pursuant to Paragraph 8 above, Orion agrees that it shall be limited to recovery of money damages.

          11. This agreement constitutes the full and binding agreement of the parties and may not be amended or modified without a writing signed by the party to be charged. Nothing contained herein shall be deemed to create a partnership or joint venture between the parties, their relation-ship being independent contractors. Neither Orion nor KW shall disclose to any third party (other than its respective employees, directors, and officers, in their capacity as such, on a need-to-know basis), any informa-tion with respect to the financial terms and conditions of this agreement except: (i) to the extent necessary to comply with law, public reporting obligations, or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (if possible, prior to making such disclosure) and shall seek confidential treatment of such information, (ii) as part of its normal reporting or review procedure to its parent company, auditors and its attorneys, provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this paragraph, (iii) in order to enforce its rights pursuant to this agreement, (iv) to banks making loans or actively considering making loans to such party provided that such party instructs each such bank not to disseminate such informa-tion unless required by law or regulatory authorities, or in order to enforce its rights against such party, and (v) to prospective financiers of such party and their respective investment bankers, attorneys, accountants and other experts (as said term is commonly used for U.S. securities law purposes) provided that such financiers, investment bankers, attorneys, accountants and other experts have agreed in writing to be bound by these provisions.

          12. All notices hereunder shall be sent by telecopy, personal delivery, receipted overnight or certified mail to the parties at the address first set forth above or to such other addresses as the parties so designate. Copies of notices to KW shall be sent to the attention of Vice President, Business Affairs and General Counsel. Copies of notices to
Orion shall be sent to the attention of Senior Vice President of Business Affairs, Home Entertainment and copies of accounting statements to Orion
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shall be sent as well to the attention of Vice President, Producer Account-
ing; the address for such copies to Orion being 1888 Century Park East, Los Angeles, California 90067.


                                   Very truly yours,

                                   KING WORLD PRODUCTIONS, INC.


                                   By:__________________________


ACCEPTED AND AGREED TO:

ORION PICTURES CORPORATION



By:__________________________
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                                                                  EXHIBIT A



                            SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of October __, 1991 (the "Security Agreement") between King World Productions, Inc., a Delaware corporation (the "Debtor"), and Orion Pictures Corporation, a Delaware corporation (the "Secured Party").


                           W I T N E S S E T H:

          WHEREAS, the Secured Party and the Debtor have entered into that certain letter agreement dated as of October 1, 1991 (the "King World Production Agreement"), under which the Secured Party has agreed to transfer to the Debtor certain trademark, copyright and other property rights as more fully described in the King World Production Agreement (the "Rights") in and to the television series entitled "Hollywood Squares" (the "Series") to enable the Debtor to create and exploit new episodes of the Series;

          WHEREAS, pursuant to Section 3 of the King World Production Agreement, the Secured Party will receive [****] of the Debtor's "Net Profits" (as defined therein) from its exploitation of the Rights, and pursuant to Section 8 of the King World Production Agreement, the Secured Party has retained an automatic reversion right in the Rights;

          WHEREAS, pursuant to the King World Production Agreement, the Debtor has agreed to grant to the Secured Party a security interest in the Rights, as provided herein, to secure the Secured Party's payment and reversion rights under Sections 3 and 8 of the King World Production Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, as a condition to the effec-tiveness of, and in order to induce the Secured Party to enter into, the King World Production Agreement, the parties hereto hereby agree as follows:
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     1.   GRANT OF SECURITY INTEREST.
          __________________________

          (a) GRANT: The Debtor hereby mortgages, hypothecates, grants and assigns to the Secured Party as security for the Secured obligations (as such term is defined in subparagraph 1(b) below) a continuing first priority security interest in and to all of the Debtor's rights, title, and interest of every kind and nature in and to (but none of the Debtor's obligations with respect to) all of the items listed in subparagraph 1(c) below, which items are hereinafter collectively referred to as the "Collat-eral".

          (b) PURPOSE OF GRANT: The security interest in the Collateral granted to the Secured Party pursuant hereto is being granted to secure the Secured Obligations. The term "Secured Obligations" shall mean and include the Debtor's obligation to (A) assign to the Secured Party the Rights in accordance with the terms of the reversion right retained by the Secured Party under Section 8 of the King World Production Agreement, (B) pay the Secured Party the amounts required to be paid by the Debtor pursuant to
Section 3 of the King World Production Agreement and (C) fully and timely pay to the Secured Party all damages incurred by Secured Party arising from the Debtor's failure to perform its agreements, obligations, representa-tions, warranties and covenants hereunder and under the King World Produc-tion Agreement.

          (c) COLLATERAL: The term "Collateral" as used herein shall mean all the Debtor's right, title and interest of every kind and nature in and to the Rights granted to the Debtor under Section 1(a) of the King World Production Agreement.

          (d) RIGHTS OF SECURED PARTY: With respect to the security interest hereby granted to the Secured Party and granted to the Secured
Party pursuant to the other Security Documents (as hereinafter defined), the Secured Party and any of its successors or assigns shall at all times be entitled to exercise in respect of the Collateral all the rights, remedies, powers and privileges available to a secured party under all applicable laws, including, without limitation, the United States Copyright
Act and the New York Uniform Commercial Code in effect at the time, which shall be applicable for the purpose of establishing the relative rights of the Secured Party and of the Debtor, and to those procedures to be followed thereunder in the event this subparagraph 1(d) shall become operative, including the right to sell the Collateral or any portion thereof, and, in addition thereto, to the rights and remedies provided for herein and under the King World Production Agreement and to such other rights and remedies
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as may be provided by law or in equity.  Any proceeds received by the
Secured Party in respect of any sale of, collection from or other realiza-tion upon all or any part of the Collateral pursuant to the exercise of its remedies as a secured creditor shall be held by the Secured Party and applied first to the payment of the costs and expenses, of such sale, collection or other realization, including the expenses, liabilities and advances made or incurred by the Secured Party in connection therewith, and second to the payment of the Secured Obligations.

          (e) EXERCISE OF RIGHTS; EVENTS OF DEFAULT. The Secured Party or any of its successors or assigns shall be entitled to exercise all or any of the rights granted hereunder with respect to the Collateral in the event the Debtor or its successors or assigns (i) breaches or defaults in the Debtor's obligation to make payments to the Secured Party under Section 3 of the King World Production Agreement, and such breach or default contin-ues for five business days after written notice thereof to the Debtor specifying such breach or default, (ii) breaches or defaults in the Debtor's obligation to assign to the Secured Party the Rights pursuant to
Section 8 of the King World Production Agreement, or (iii) breaches or defaults, in any material respect, in the performance of any of the Debtor's obligations hereunder, and such breach or default continues for 20 days after written notice thereof to the Debtor specifying such breach or default. Any of such breaches or defaults shall constitute an "Event of Default" hereunder. After and during the continuance of an Event of Default, the Secured Party, after giving notice of its intention to do so, may take any reasonable action which it may deem necessary for the mainte-nance, preservation and protection of any of the Collateral or its security interest therein.

          (f) FURTHER DOCUMENTS. The Debtor hereby agrees to execute and deliver to the Secured Party all such financing statements or similar documentation for all jurisdictions designated by the Secured Party (collectively, the "Financing Statements"), one or more copyright mortgages and assignments in form reasonably satisfactory to the Secured Party (including the Copyright Mortgage, as hereinafter defined) and such other documents, agreements or instruments as the Secured Party shall reasonably request and are reasonably required to better perfect, protect, evidence, renew and/or continue the security interest in the Collateral granted hereunder and/or to effectuate the purposes and intents of this Security Agreement (collectively, the "Security Documents"), and to file, register and/or record the same under the Uniform Commercial Code and all other similar applicable laws of the States of California and New York and under the laws of any other jurisdiction where such filing,
       [* Deleted pursuant to a request for confidential treatment]

registration and/or recordation may reasonably be required by the Secured Party concurrently with the execution and delivery of this Security Agreement and under the United States Copyright Act. Concurrently with the execution hereof, the Debtor will deliver to the Secured Party a copyright mortgage (the "Copyright Mortgage") in form and substance satisfactory to the Secured Party, duly executed and notarized and in proper form for recordation in the United States Copyright Office or other applicable governmental authority. If after the occurrence and during the continuance of an Event of Default, the Debtor fails to execute and deliver to the Secured Party any of the Financing Statements or any other Security Document on request of the Secured Party, the Debtor hereby appoints the Secured Party its irrevocable attorney-in-fact to sign any such document for the Debtor, and agrees that such appointment constitutes a power coupled with an interest and is irrevocable throughout the term of the King World Production Agreement and this Security Agreement. Whether or not an Event of Default has occurred, the Debtor hereby authorizes the Secured Party to file one or more continuation statements, and amendments to previously filed financing statements of a technical nature (other than a description of the Collateral), relative to all or any part of the Collat-eral without the signature of the Debtor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (g) TERM OF SECURITY INTEREST. The security interest created hereunder and under the Copyright Mortgage shall commence as of the date of this Security Agreement and shall terminate upon the expiration of the last to expire of Secured Party's rights under the King World Production Agreement and payment and performance by the Debtor of all of its obliga-tions thereunder, at which time the Secured Party, on the Debtor's request and at the Secured Party's expense, shall execute and deliver to the Debtor termination statements releasing and terminating the Financing Statements, and the other Security Documents, and with filing thereof at the sole cost and expense of the Secured Party.

          (h) PRIORITY OF SECURITY INTEREST. The security interest granted by the Debtor to the Secured Party in and to the Collateral shall be a first priority security interest.

          (i) CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon the Debtor, its succes-
       [* Deleted pursuant to a request for confidential treatment]

sors and assigns, and (b) inure to the benefit of the Secured Party and its successors, transferees and assigns.

     2.   DEBTOR'S CONFIRMATIONS, REPRESENTATIONS, WARRANTIES AND COVE-
NANTS: The Debtor warrants and represents that it is duly authorized, and it has the requisite right, power and authority to enter into and perform, this Security Agreement. Without the Secured Party's prior written consent, the Debtor may not during the term hereof (a) grant any first priority security interest in or lien on all or any of the Collateral, or
(b) convey, transfer or otherwise dispose of an interest in all or any of the Collateral except to a transferee who shall acknowledge in writing in advance, and agree to be bound by, this Security Agreement and the terms and conditions hereof and the security interest provided for herein. Anything herein to the contrary notwithstanding, the Rights shall be as-signable to the Secured Party, and shall automatically revert to the Secured Party as provided in Section 8 of the King World License Agreement.

          3. GOVERNING LAW: THIS SECURITY AGREEMENT AND EACH OTHER SECURITY DOCUMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS WHOLLY EXECUTED AND PERFORMED THEREIN, AND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OR CHOICE OF LAWS THEREOF.

          4. ANY LEGAL ACTION: THE DEBTOR AND THE SECURED PARTY (A) WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OTHER SECURITY DOCUMENT, (B) AGREE THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER SECURITY DOCUMENT SHALL BE INSTITUTED IN A STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK, (C) WAIVE ANY OBJECTION WHICH THEY MAY HAVE NOW OR HEREAFTER TO THE COUNTY OF NEW YORK AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (D) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND ANY SUMMONS, ORDER TO SHOW CAUSE, WRIT, JUDGMENT, DECREE, OR OTHER PROCESS WITH RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE DELIVERED TO THE DEBTOR PERSONALLY OUTSIDE THE STATE OF NEW YORK, AND WHEN SO DELIVERED, THE DEBTOR SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURT, AND AMENABLE TO THE PROCESS SO DELIVERED AS THOUGH THE SAME HAD BEEN SERVED WITHIN THE STATE OF NEW YORK, BUT OUTSIDE THE COUNTY IN WHICH SUCH SUIT, ACTION OR PROCEEDING IS PENDING.

          5. NOTICES: Any notice or other communication herein required, permitted or desired to be given hereunder shall be
       [* Deleted pursuant to a request for confidential treatment]

given in the manner provided in Section 12 of the King World Production
Agreement.

          6. AMENDMENTS AND WAIVERS: No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          7. DEBTOR'S OFFICES: The Debtor's chief executive office and chief place of business is located at 830 Morris Turnpike, Short Hills, New Jersey 07078. The Debtor shall give Secured Party prompt written notice (and shall use its best efforts to give 30 days' advance notice) of any change in the location of its principal place of business and its books and records.

          8. SECURED PARTY'S DUTIES AND LIABILITIES: Except as provided in the Uniform Commercial Code, the Secured Party shall have no duties as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collat-eral.

          9. INDEMNITY AND EXPENSES: The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except for claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct. Upon the occurrence of an Event of Default, the Debtor agrees to pay to the Secured Party the amount of any and all expenses, including the reasonable fees and disbursements of its counsel, and of any experts and agents, that the Secured Party may incur in connection with, (i) the sale of, collection from, or other realization upon any of the Collateral,
(ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Debtor to perform or observe any of the material provisions hereof. The Secured Party agrees to indemnify the Debtor for the Debtor's claims, losses and liabilities arising from the gross negligence or willful misconduct of the Secured Party in the exercise or enforcement other than in a commercially reasonable manner of any of the rights of the Secured Party hereunder.

          10. ENTIRE AGREEMENT; AMENDMENT; HEADINGS: This Agreement and the King World Production Agreement contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement super-sedes all prior agreements
       [* Deleted pursuant to a request for confidential treatment]

and may only be modified by a writing signed by all of the parties hereto. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          By signing in the spaces provided below, the parties hereto have agreed to all of the terms and conditions of this Security Agreement.

                    ORION PICTURES CORPORATION
                    Secured Party


                    By:_________________________

                       Title:___________________

                       Address:_________________



                    KING WORLD PRODUCTIONS, INC.
                    Debtor


                    By:_________________________

                       Title:___________________

                       Address:_________________

       [* Deleted pursuant to a request for confidential treatment]

STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

          On ________________, 19__, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as _______________ on behalf of King World Productions, Inc., the corporation therein named, and acknowledged to me that the corporation executed it.

          Witness my hand and official seal.


                                   ____________________________

        [*Deleted pursuant to a request for confidential treatment]

                                ASSIGNMENT
                                __________



          The undersigned, Orion Pictures Corporation ("Orion"), for One Dollar in hand paid and for other valuable consideration received, hereby sells forever, to King World Productions, Inc. ("KWP") all right, title, and interest of any kind whatsoever in and to the original property known as "Hollywood Square" (the Property"), including, without limitation, all trademarks, service marks, copyrights (and any renewals or extensions thereof), underlying rights, content, format, title, set design, compo-nents, game rules, scripts, and all appearances and depictions thereof, and all of such sole and exclusive rights necessary or desirable to create and exploit new episodes and/or properties based in whole or in part thereon, to copyright same in KWP's name, and to advertise, promote and market same, by any and all means, as well as all rights ancillary thereto and deriva-tive therefrom, throughout the world in any and all media (the "Rights").

          This Assignment is subject to the terms and conditions of that certain agreement between the parties dated as of October 1, 1991 (the "Agreement"), including, without limitation, the exclusion from the Rights of distribution rights in and to the television episodes of the Property existing as of October 1, 1991.

          Orion agrees, insofar as it now or later may have the power or authority to do so, to cause renewals or extensions of any copyrights in the Property duly to be obtained, and the Rights herein granted are now assigned to KWP for the current term and the renewal or extended term of copyright and after such renewal or extension, further or like documents of confirmation of assignment will be given to KWP, if requested. Orion appoints KWP as its irrevocable attorney-in-fact, with the right, but not the obligation, to execute and file all such documents and to do all acts necessary for the obtaining of such extensions or renewals and evidencing the continuation of the Rights in KWP for such renewal or extended terms as are now vested in KWP.

          KWP, and its successors and assigns, are hereby empowered to bring, prosecute, defend and appear in suits, actions and proceedings of any kind or nature under or concerning the Rights, including without limitation, said copyrights or their renewals or extensions, or concerning any infringement thereof, and particularly infringement of or interference with any of the
        [*Deleted pursuant to a request for confidential treatment]

Rights now granted under said copyrights or renewals or extensions, in KWP's name.

Dated:    As of October 1, 1991


                              ORION PICTURES CORPORATION


                              By:___________________________
                              Its:__________________________



STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )

          On this ____ day of October, 1991, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Orion Pictures Corpora-tion, the corporation described in and which executed the foregoing Assignment; that he knows the seal of said corporation; that the seal affixed to said Assignment is such corporate seal; that it was so affixed pursuant to authorization of the board of directors of said corporation, and that he signed his name thereto by like authority.


                              _________________________________
                              Notary Public